UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January, 24 2011

Date of Report
(Date of Earliest Event Reported)

GUNPOWDER GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-34976	26-3751595
State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)

10 th Floor
3 Hardman Street, Manchester
United Kingdom, M3 3HF

(Address of principal executive offices)

011-44-161-932-1446

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Election of Directors

On January 24, 2011 Mr. Richard Kehmeier 63 of Conifer, Colorado,  was appointed director of the Company effective immediately, to serve at the discretion of the Board of Directors, until his successor is duly appointed and qualified.  Richard Kehmeier is an AIPG Certified Professional Geologist with forty years of international experience in all phases of resource development for the mining industry.  Mr. Kehmeier is currently a Principal Geologist for Pincock, Allen & Holt, an international mining consulting firm with offices in Lakewood, Colorado.  During the previous ten years he has been owner and principal of Kehmeier Geological Consulting except from December 2008 to July 2010 when he was Senior Geologist for Vector Engineering.  During his career he has held such positions as Vice President of Exploration at Gold Reserve Corp and Atlas Corporation and has worked for companies such as Union Carbide, and Anaconda.  He is responsible for the discovery of nearly 15 million ounces of gold in his career.  Mr. Kehmeier graduated from the Colorado School of Mines with a Bachelor of Science in Geological Engineering and a Master of Science in Geology. Mr. Kehmeier is a member of the American Institute of Professional Geologists, the Society of Economic Geologists, and the Geological Society of Nevada.  Mr Kehmeier is currently a director of Tuffnel Ltd. American Goldfields both Nevada companies and Nevada Sunrise Gold Corporation, a Canadian company. Mr. Kehmeier will be compensated at $500 per month for his services as a director of the Company.

On January 24, 2011 Mr. Dennis Lance of Idaho was appointed director of the Company effective immediately, to serve at the discretion of the Board of Directors, until his successor is duly appointed and qualified. Mr. Lance is an exploration geologist with more than 35 years of domestic and international experience in base and precious metals exploration.  Mr. Lance has an extensive background both in field and management positions, and has worked for such companies as Phelps Dodge Corporation, Houston Oil and Minerals and USMX Inc.  For the past decade, Mr. Lance has acted as a geological consultant to mining exploration companies including Thunder Mountain Gold, Inc., from 2006 to present and Freegold Ventures Ltd., from 2006 to 2008 where his responsibilities were surveying, geochemistry, geological mapping and generative exploration work in preparation for 43-101 resource estimates.  Mr Lance has been a director of Patriot Gold from February 2010 to present.  Mr. Lance earned a B.A. in Earth Science from California State University, and attended Graduate School at the Mackay School of Mines (University of Nevada). Mr. Dennis Lance will be compensated at $500 per month for his services as a director of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gunpowder Gold Corporation

Date: January 24, 2010	By :	/s/ Neil Jason Pestell
Neil Jason Pestell,
President